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SUPPLEMENT NO. 2 (this “Supplement”) dated as of October 3, 2024 to the Credit Agreement, dated as of March 28, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among ARAMARK SERVICES, INC., (the “U.S. Borrower”), ARAMARK CANADA LTD. (the “Canadian Borrower”), ARAMARK INVESTMENTS LIMITED (the “Existing U.K. Borrower”), ARAMARK LIMITED (the “Additional U.K. Borrower”, together with the Existing U.K. Borrower, the “U.K. Borrowers” and each individually, a “U.K. Borrower”), ARAMARK IRELAND HOLDINGS LIMITED, ARAMARK REGIONAL TREASURY EUROPE, DESIGNATED ACTIVITY COMPANY (together with Aramark Ireland Holdings Limited, the “Irish Borrowers”), ARAMARK HOLDING DEUTSCHLAND GMBH, a limited liability company established under the laws of Germany (as successor by merger to ARAMARK HOLDINGS GMBH & CO. KG, a limited partnership (Kommanditgesellschaft) established under the laws of Germany) (the “German Borrower”), ARAMARK INTERNATIONAL FINANCE. S.À.R.L. (the “Lux Borrower” and, together with the U.S. Borrower, the Canadian Borrower, the U.K. Borrowers, the Irish Borrowers, and the German Borrower, the “Borrowers”), ARAMARK INTERMEDIATE HOLDCO CORPORATION (“Holdings”), each Guarantor (as defined therein) from time to time party thereto, the Lenders party thereto, the Issuing Banks party thereto, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders and collateral agent for the Secured Parties thereunder (in such capacities, together with its successors and assigns in such capacities, the “Agent”).
A.Reference is made to the Credit Agreement.
B.Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
C.Pursuant to the definition of “Additional Foreign Borrower” set forth in Section 1.01 of the Credit Agreement, (x) the U.S. Borrower has designated Aramark Servicios de Catering S.L.U., a company formed under the laws of Spain (the “Additional Spanish Borrower”) as an Additional Foreign Borrower under the Credit Agreement, (y) the U.S. Borrower provided notice of the designation of the Additional Spanish Borrower at least fifteen (15) Business Days prior to the date hereof and (z) the Additional Spanish Borrower is executing this Supplement to become a Foreign Borrower for all purposes under the Credit Agreement.
Accordingly, the Agent and the Additional Spanish Borrower agree as follows:
SECTION 1. The Additional Spanish Borrower by its signature below becomes a Foreign Borrower under the Credit Agreement with the same force and effect as if originally named therein as a “Borrower” and a “Foreign Borrower”, and the Additional Spanish Borrower hereby agrees to all the terms and provisions of the Credit Agreement applicable to it as a Borrower and a Foreign Borrower thereunder. Each reference to a “Borrower” and a “Foreign Borrower” in the Credit Agreement shall be deemed to include the Additional Spanish Borrower.
SECTION 2. Effective as of the Supplement No. 2 Effective Date the Credit Agreement is hereby supplemented as set forth below:
(a)    Section 1.01 is supplemented by adding the following defined terms in alphabetical order:
“EEA State” means a EEA Member Country, other than a Member State of the European Union, with which there is an effective exchange of tax information with Spain as established in section 4 of first additional provision of Law 36/2006, of 29 November, on measures for the prevention of tax fraud (Ley 36/2006, de 29 de noviembre).
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“Non-Spanish Lender” means a Lender beneficially entitled to receive interest payable by the Borrower that meets one of the following conditions:
(a)is a resident for tax purposes in a Member State of the European Union (other than Spain) or in an EEA State or a permanent establishment of such European Union resident or of such EEA State located in another member state of the European Union (other than Spain) or in an EEA State, provided that (i) it is not acting through a territory considered a non-cooperative jurisdiction pursuant to Spanish law (as amended or restated from time to time), (ii) nor through a permanent establishment in Spain or outside the European Union or the EEA with which that Lender’s income is effectively connected; or
(b)is a Treaty Lender, in respect of a Spanish Borrower.
“Spanish Borrower” means any Foreign Borrower incorporated, formed or organized under the laws of Spain.
“Spanish Civil Procedural Law” means the Law 1/2000 of 7 January 2000, on Civil Procedural Law (Ley 1/2000, de 7 de enero, de Enjuiciamiento Civil), as amended from time to time.
“Spanish Commercial Code” means the Spanish Royal Decree dated 22 August 1885, approving the Spanish Commercial Code (Código de Comercio), as amended from time to time.
“Spanish Insolvency Law” means the Spanish Royal Legislative Decree 1/2020, of 5 May, by means of which the recast of the Insolvency Act (Ley Concursal) was approved, as amended from time to time.
“Spanish Public Document” means a documento público, this being an escritura pública or póliza intervenida or efecto intervenido by a Spanish notary public (por notario español).
“Spanish Companies Law” means Spanish law on companies approved pursuant to Royal Legislative Decree 1/2010, of 2 July, whereby the companies act is approved (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital), as amended from time to time.
(b)    The definition of “Debtor Relief Laws” is supplemented to add at the end of such definition the following: “, and in respect of a Spanish Borrower, the Spanish Insolvency Law.”
()    Section 1.15 below is added after Section 1.14:
Section 1.15    Spanish Terms. In this Agreement, where it relates to a company incorporated under the laws of Spain, a reference to: (a) “control” has the meaning stated under article 42 of the Spanish Commercial Code, (b) “insolvency” (concurso or any other equivalent legal proceedings) and any step or proceedings related to it have the meaning attributed to them
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under the Spanish Insolvency Law and an “insolvency proceeding” includes, without limitation, a declaración de concurso, con independencia de su carácter necesario o voluntario (including the filing of any notice to a competent court pursuant to Article 585 et seq. of the Spanish Insolvency Law and its “solicitud de inicio de procedimiento de concurso”, “auto de declaración de concurso”, “convenio judicial o extrajudicial con acreedores” and “transacción judicial o extrajudicial”) or a request to homologate a plan de reestructuración, (c) “organizational and/or constitutive documents” means a copy of its incorporation deed (escritura de constitución) and/or a copy of the literal excerpt (certificación literal) from the Spanish Commercial Registry (Registro Mercantil) including its bylaws, together with any amending resolutions not incorporated in those documents, (d) “receiver”, “administrator” or the like includes, without limitation, administración del concurso, administrador concursal, liquidador, experto en la reestructuración or any other person performing the same function; and (e) “subsidiary” includes another company which is controlled by it within the meaning of article 42 of the Spanish Commercial Code or to any other legal provision that may replace it in the future.
(c)Section 2.11(c) is supplemented by adding the following at the end of such section:
For the purposes of this Section 2.11(c) and in accordance with article 317 of the Spanish Commercial Code, if a Spanish Borrower fails to pay interest due under a Loan Document on its due date, that interest shall be capitalized and the capitalized amount shall accrue default interest in accordance with this Section. Any default interest due under the Loan Documents by any Spanish Borrower shall be considered as the procedural default interest (interés de mora procesal) for the purposes set forth in article 576 of the Spanish Civil Procedural Law.
(d)Section 2.15 is hereby supplemented by adding the following clause (c)BIS after clause (c) and before Section 2.15(d):
(c)BIS This Section 2.15(c)BIS applies solely in respect of a Loan to a Spanish Borrower.
(i)    A Lender that is a Non-Spanish Lender shall deliver to the applicable Spanish Borrower and the Agent, at the time reasonably requested by the applicable Borrower or the Agent, a certificate evidencing its tax residency status (in the case of a Treaty Lender, accrediting such Treaty Lender as resident in the relevant jurisdiction within the meaning of the applicable Treaty entered into by Spain). Each Non-Spanish Lender shall be required by the applicable Borrower or the Agent to deliver a new certificate upon the expiry of the previous one in accordance with the applicable Spanish legislation. Notwithstanding anything to the contrary in the preceding two sentences, the provision of such documentation shall not be required if, in the Lender’s reasonable judgment, such provision would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. For the avoidance of doubt, any Lender that is not or has ceased to be a Non-Spanish Lender shall not be required to provide any documentation to the Spanish Borrower, and no Lender shall be required to provide any documentation that such Lender is not legally eligible to provide.
(e)Section 7.01(f) is supplemented by adding the following after “any Debtor Relief Law” and before “, or makes an assignment for the benefit of creditors”:
(including without limitation, in respect of a Spanish Borrower, any solicitud de concurso voluntario, solicitud de concurso necesario; the court-declaration of insolvency (declaración de concurso); the occurrence of any of the situations described in article 2.4 of
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the Spanish Insolvency Law and a restructuring plan under articles 614 et seq. of the Spanish Insolvency Law)
(f)Section 7.01(g) is supplemented by adding the following after “Material Indebtedness” and before “as it becomes due”:
(including, in respect of any Spanish Borrower, as a result of having served notice on the competent court under article 585 et seq. of the Spanish Insolvency Law)
(g)Article VIII is supplemented by adding the following at the end of the first paragraph:
, even if it involves self-contracting (autocontratación), multi-representation or conflict of interest, including, without limitation, to enter and raise into Spanish public status before a Spanish public notary any document related to this mandate and, specifically, those deemed necessary or appropriate according to the mandate received
(h)Article VIII is supplemented by adding the following at the end of the last paragraph:
Spanish Law Provisions: In connection with the execution, ratification and raising of any Loan Document (or any novation, amendment, supplement, restatement, replacement or assignment of the same) into a Spanish Public Document, the Agent shall act as the agent and representative of each Lender and is hereby authorized on behalf of each Lender to appear before a Spanish notary, enter into, enforce the rights of each Lender and represent each Lender in respect of the granting of any Spanish Public Document, including the notarization of this Agreement or any other Loan Document (or any novation, amendment, supplement, restatement, replacement or assignment of the same).
(i)Section 9.03(a)(i) is hereby supplemented by adding “(including reasonable attorneys’ fees, notarial, stamp duty, registering fees and expenses)” after “out-of-pocket expenses” and before “incurred by the Agent” and by adding “, execution and notarization” after “and the preparation” and before “of the Loan Documents”.
(j)Section 9.03(a)(ii) is hereby supplemented by adding “(including reasonable attorneys’ fees, notarial, stamp duty, registering fees and expenses)” after “out-of-pocket expenses” and before “incurred by the Agent”.
(k)Section 9.03(a)(iii) is hereby supplemented by adding “(including reasonable attorneys’ fees, court costs (costas procesales), registration fees, stamp duty and expenses)” after “out-of-pocket expenses” and before “incurred by the Agent”, and by removing “and” at the end of the clause.
(l)Section 9.03(a)(iv) is hereby supplemented by adding “, and” at the end of the clause.
(m)Section 9.03(a) is hereby supplemented by adding the following clause (v) after clause (iv) and before the last sentence of Section 9.03(a):
, and (v) the costs and expenses related to (i) the granting, notarization and apostille of any powers of attorney granted by any Lender or the Agent for the purposes of executing
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and/or notarizing any Loan Document in Spain; (ii) the services rendered by a service provider appointed as representative of any Lender or the Agent for the purposes of executing and/or notarizing any Loan Document in Spain; (iii) obtaining and maintaining a Spanish tax identification number (N.I.F.) of any Lender or the Agent; and/or (iv) the costs of issuance of first copies (with and without enforcement title) of any Spanish Public Document.
(o)    Section 9.22, Section 9.23 and Section 9.24 below are added after Section 9.21: SECTION 9.22 Spanish Executive Proceedings.
A.This Agreement and, at the discretion of the Agent, any other Loan Document (as well as any amendments hereto or thereto), shall be formalised by the Spanish Borrower and the Lenders that are from time to time a party to this Agreement, in a Spanish Public Document at any time, so that it may have the status of a notarial document for all purposes contemplated in Article 517, number 4 of the Spanish Civil Procedural Law. All cost and expenses relating to such formalization shall be borne by the Spanish Borrower.
B.Any, amendment or extension of this Agreement and any Loan Document that has been raised to the status of a Spanish Public Document in accordance with paragraph (a) above will only be formalised in a Spanish Public Document if the applicable amendment or extension entails (i) an increase of any payment obligation, a change on any of the financial terms of this Agreement and/or of any other Loan Document which has been raised to the status of a Spanish Public Document, a change on any of the financial covenants set out in Article IV, V above or in any of the events of default (set out in Article VI above) existing as of the date of this Agreement, an extension of the Maturity Date or any other payment date set forth herein; or (ii) not formalising the applicable amendment or extension in a Spanish Public Document would prejudice the Lenders’ enforcement rights against the Loan Parties in the reasonable opinion of the Lenders (acting through the Agent).
C.Upon enforcement through either a judicial or an extrajudicial proceeding pursuant to the Spanish law, the sum payable by the relevant Loan Party shall be the total aggregate amount of the balance of the accounts maintained by the Agent (or the relevant Lender, as the case may be). For the purposes of Articles 571 et seq. of the Spanish Civil Procedural Law, the Parties expressly agree that such balances shall be considered as due, liquid and payable and may be claimed pursuant to the same provisions of such law.
D.For the purpose of the provisions of Art. 571 et seq. of the Spanish Civil Procedural Law, it is expressly agreed by the parties that the determination of the debt to be claimed through the executive proceedings shall be effected by the Agent (or the relevant Lender, as the case may be) by means of the appropriate certificate evidencing the balances shown in the relevant account(s). By virtue of the foregoing, to exercise executive action by the Agent or any of the Lenders it will be sufficient to present (i) an original notarial first or authentic copy of this Agreement, (ii) the notarial document (documento fehaciente) which incorporates the certificate issued by the Agent (or the relevant Lender, as the case may be) of the amount due by the relevant Loan Party including an excerpt of the credits and debits, including the interest applied, which appear in the relevant account(s) referred to in the paragraph immediately above, evidencing that the determination of the amounts due and payable by the relevant Loan Party have been calculated as agreed in this Agreement, and (iii) a notarial document (acta notarial) evidencing that the relevant Loan
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Party has been served notice of the amount that is due and payable. The Loan Parties shall bear all taxes, expenses and cost accrued or incurred by reason of the notarial instruments referred to in this Clause in the form set out in this Agreement.
E.The amount of the balances so established shall be notified to the relevant Loan Party in an attestable manner in advance of exercising the executive action set out in the paragraph immediately above.
F.The relevant Loan Party hereby expressly authorise the Agent (and each Lender, as appropriate) to request and obtain certificates and documents issued by the notary who has formalised this Agreement in order to evidence its compliance with the entries of his registry book and the relevant entry date for the purpose of number 4 of Article 517, of the Spanish Civil Procedural Law. The cost of such certificate and documents will be for the account of the relevant Loan Party in the manner provided under this Agreement.
G.For the purposes of article 540.2 of the Spanish Civil Procedural Law, the Loan Parties acknowledge and accept that, provided that the relevant assignment, transfer or change of Lenders has been made in accordance with the terms of this Agreement, any assignment, transfer or change of Lenders shall be duly and sufficiently evidenced to any Spanish court by means of a certificate issued by the Agent confirming who the Lenders are in each moment, and therefore, those who are certified as Lenders by the Agent shall be able to initiate enforcement in Spain through the executive proceeding (procedimiento ejecutivo) without further evidence being required.
H.Notwithstanding the above, none of the Lenders will be prevented from initiating enforcement proceedings before the Spanish courts against the Loan Parties, which is hereby expressly acknowledged and accepted by the Loan Parties.
SECTION 9.23 Spanish Provisions Regarding Enforcement Under the Laws of Spain.
(a)Agent Accounting: For the purposes of the Loan Documents the Agent, in its capacity as such and as collateral agent, shall open and maintain in its book (a) special credit account for each creditor party under a Loan Document (a “Creditor Party”). In each of such accounts the Agent shall debit the amounts owed by a Loan Party to a Creditor Party, including the interest, fees, expenses, default interest, additional costs and any other amounts that are payable by a Loan Party pursuant to a Loan Document. Likewise, all amounts received by the Agent from a Loan Party pursuant a Loan Document shall be credited in that account, so that the sum of the balance of the credit account represents the amount owed by a Loan Party to a Creditor Party at any time.
(b)Individual Account of each Creditor Party: In addition to the special unified account referred to above, each Creditor Party shall open and maintain in its books a special credit account from which the interest, fees, expenses, default interest, additional costs and any other amounts that a Loan Party owes to such Creditor Party hereunder shall be debited and in which all amounts received by the Creditor Party from the Loan Party under the relevant Loan Document shall be credited.
(c)Determination of Balance due in the Event of Enforcement Before the Spanish Courts: In the event of enforcement of a Loan Document before the Spanish courts,
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the Agent shall settle the credit accounts referred to above. It is expressly agreed for purposes of enforceability via judicial or out-of-court methods pursuant to Spanish Law, that the balance due from the accounts referred to in this Article resulting from the certificate issued for such purpose by the Agent shall be deemed a liquid, due and payable amount enforceable against a Loan Party, provided that it is evidenced in a notarial document that the settlement was made in the form agreed to by the parties in the enforceable instrument documenting this Agreement (título ejecutivo) and that the balance due matches with the balance that appears in the corresponding open account of the Creditor Party in connection to the relevant Loan Document. The Agent shall previously notify the Loan Party in an attestable manner of the amount due as a result of the settlement.
SECTION 9.24 Enforcement before the Spanish Courts.
In the event that a Creditor Party decides, for the purposes of the enforcement of a Loan Document (that has been raised to the status of public document in Spain) before the Spanish courts, to commence the ordinary enforcement proceeding set forth in Articles 517, et seq., of the Spanish Civil Procedural Law, the parties expressly agree for purposes of Article 571, et seq., of such Spanish Civil Procedural Law that the settlement to determine the summarily enforceable debt be made by the Agent. Therefore, the following will be sufficient for the commencement of the summary proceedings: (i) the notarial deed (escritura de elevación a público) evidencing this Agreement (or the relevant Loan Document that has been raised to the status of public document in Spain); (ii) a certificate, issued by the Agent, of the debt for which the Loan Party is liable, as well as the extract of the debit and credit entries and the entries corresponding to the application of interest that determines the actual balance for which enforcement is requested and the document providing evidence (documento fehaciente) that the settlement of the debt has been carried out in the form agreed to in this Agreement; and (iii) a notarial document providing evidence of the prior notice to the Loan Party of the amount due as a result of the settlement.
SECTION 3. The Additional Spanish Borrower represents and warrants to the Agent and the Revolving Lenders that (a) the execution, delivery and performance by the Additional Spanish Borrower of this Supplement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of the Additional Spanish Borrower’s Equity Interests, and that this Supplement has been duly executed and delivered by the Additional Spanish Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (b) it is not (x) organized under the laws of a Sanctioned Country or (y) a Sanctioned Person and (c) after giving effect to this Supplement, all representations and warranties set forth in the Credit Agreement are true and correct in all material respects as of the date hereof as they relate to the Additional Spanish Borrower; provided that, to the extent such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects.
SECTION 4. This Supplement shall become effective on the date (the “Supplement No. 2 Effective Date”) that the Agent (or its counsel) shall have received from the Additional Spanish Borrower:
(a)    either (x) a counterpart of this Supplement signed on behalf of the Additional
Spanish Borrower or (y) written evidence reasonably satisfactory to the Agent (which may include
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delivery of a signed signature page of this Supplement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Supplement;
(b)A copy of the constitutional documents of the Additional Spanish Borrower, contatining: an updated certificate (certificación) issued by the relevant Commercial Registry certifying: its due incorporation and existence (constitución y existencia), lack of causes of liquidation or winding-up (ausencia de causas de liquidación o disolución), its up-to-date by-laws (estatutos actualizados y consolidados) and the composition of its governing body (composición del órgano de administración), and a copy of any deed susceptible of being registered within the competent Commercial Registry which is pending to be registered not included therein, if any; an online excerpt (nota simple informativa) issued by the relevant Commercial Registry on the date of such Loan or issuance; and an online excerpt (nota simple) issued by the relevant Insolvency Registry on the date of such Loan or issuance);
(c)A copy of a resolution of the Board of Directors or equivalent body of the Additional Spanish Borrower approving the terms of, the transactions contemplated by, and the execution, delivery and performance of the Loan Documents to which it is a party;
(d)A copy of a resolution of the shareholders of the Additional Spanish Borrower approving the terms of, the transactions contemplated by, and the execution, delivery and performance of the Loan Documents to which the Additional Spanish Borrower is a party;
(e)A specimen of the signature of each person authorized on behalf of the Additional Spanish Borrower to execute or witness the execution of any Loan Document or to sign or send any document or notice in connection with any Loan Document;
(f)A certificate of an authorized signatory of the Additional Spanish Borrower: (A) confirming that borrowing by the Spanish Borrower of the Commitments to such Spanish Borrower would not breach any borrowing, guarantee or similar limit binding on it (in each case, subject to any limitations set out in the Credit Agreement); and (B) certifying that each copy document relating to it and specified in this clause as being delivered by it is correct and complete and that the original of each of those documents is in full force and effect and has not been amended or superseded as at a date no earlier than the date of such Loan or issuance;
(g)The Agent shall have received, on behalf of itself and the Revolving Lenders, a favorable written opinion of (i) Roca Junyent SLP, special Spanish counsel for the Additional Spanish Borrower reasonably satisfactory to the Agent, in each case (A) dated as of the date of the date hereof, (B) addressed to the Agent and the Revolving Lenders as of the date hereof and (C) in form and substance reasonably satisfactory to the Agent and covering such customary matters under the laws of the respective jurisdiction in which such counsel is admitted to practice relating to the Loan Documents, as the Agent shall reasonably request; and
(h)Upon the reasonable request of any Revolving Lender made at least five (5) Business Days to the Supplement No. 2 Effective Date, the U.S. Borrower shall have provided to the Agent any necessary documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least three (3) Business Days prior to the Supplement No. 2 Effective Date.
SECTION 5. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together
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shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the Additional Spanish Borrower when a counterpart hereof executed on behalf of the Additional Spanish Borrower shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon the Additional Spanish Borrower and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of the Additional Spanish Borrower, the Agent and the other Borrowers and their respective permitted successors and assigns.
SECTION 6. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.
SECTION 7. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Additional Spanish Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, New York, New York in any action or proceeding arising out of or relating to this Supplement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
SECTION 8. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SUPPLEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.
SECTION 9.    Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to re-place any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.
SECTION 10. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.
SECTION 11. Each party hereto agrees that for all purposes under the Credit Agreement, the Revolving Sublimit with respect to the Additional Spanish Borrower is $150,000,000.
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SECTION 12. The Additional Spanish Borrower agrees to reimburse the Administrative Agent for its reasonable and documented fees and expenses incurred hereunder subject to and in accordance with Section 9.03(a) of the Credit Agreement.
SECTION 13. This Supplement together with a copy of the Credit Agreement shall be formalized in a Spanish Public Document within fifteen (15) Business Days from the Supplement No. 2 Effective Date (or in such other subsequent day to be agreed between the Additional Spanish Borrower and the Agent) at the cost of the Additional Spanish Borrower, so that they may have the status of a Spanish public document and for all purposes contemplated in Article 517, number 4 of the Spanish Civil Procedural Law.
Any, amendment or extension of this Supplement and any Loan Document that has been raised to the status of a Spanish Public Document in accordance with the above paragraph will be formalized in a Spanish Public Document if the applicable amendment or extension entails (i) an increase of any payment obligation, a change on any of the financial terms of this Supplement and/or of any other Loan Document which has been raised to the status of a Spanish Public Document, a change on any of the financial covenants set out in Article IV, V of the Credit Agreement or in any of the events of default (set out in Article VI of the Credit Agreement) existing as of the date of this Supplement, an extension of the Maturity Date or any other payment date set forth in the Credit Agreement; or (ii) not formalizing the applicable amendment or extension in a Spanish Public Document would prejudice the Lenders’ enforcement rights against the Loan Parties in the reasonable opinion of the Lenders (acting through the Agent).
Upon enforcement through either a judicial or an extrajudicial proceeding pursuant to the Spanish law, the sum payable by the relevant Loan Party shall be the total aggregate amount of the balance of the accounts maintained by the Agent (or the relevant Lender, as the case may be). For the purposes of Articles 571 et seq. of the Spanish Civil Procedural Law, the Parties expressly agree that such balances shall be considered as due, liquid and payable and may be claimed pursuant to the same provisions of such law.
For the purpose of the provisions of Art. 571 et seq. of the Spanish Civil Procedural Law, it is expressly agreed by the parties that the determination of the debt to be claimed through the executive proceedings shall be effected by the Agent (or the relevant Lender, as the case may be) by means of the appropriate certificate evidencing the balances shown in the relevant account(s). By virtue of the foregoing, to exercise executive action by the Agent or any of the Lenders it will be sufficient to present (i) an original notarial first or authentic copy of the Spanish public deed of this Supplement and the Credit Agreement, (ii) the notarial document (documento fehaciente) which incorporates the certificate issued by the Agent (or the relevant Lender, as the case may be) of the amount due by the relevant Loan Party including an excerpt of the credits and debits, including the interest applied, which appear in the relevant account(s) referred to in the paragraph immediately above, evidencing that the determination of the amounts due and payable by the relevant Loan Party have been calculated as agreed in this Supplement and the Credit Agreement, and (iii) a notarial document (acta notarial) evidencing that the relevant Loan Party has been served notice of the amount that is due and payable. The Loan Parties shall bear all taxes, expenses and cost accrued or incurred by reason of the notarial instruments referred to in this Section.
[Signature pages to follow]
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IN WITNESS WHEREOF, the Additional Spanish Borrower and the Agent have duly executed this Supplement to the Credit Agreement as of the day and year first above written.

ARAMARK SERVICIOS DE CATERING S.L.U., as the Additional Spanish Borrower

By: /s/ Jaime Thiebaut____________________
Name: Jaime Thiebaut
Title: CEO and President

[Signature Page to Supplement to the Credit Agreement]

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JPMORGAN CHASE BANK, N.A., as the Agent

By: /s/ Joon Hur________________________
Name: Joon Hur
Title: Executive Director

[Signature Page to Supplement to the Credit Agreement]